As filed with the Securities and Exchange Commission on July   , 1995


         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.    )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]   Preliminary proxy statement
[X]   Definitive proxy statement
[ ]   Definitive additional materials
[ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         MUNIYIELD INSURED FUND, INC.
               (Name of Registrant as Specified in its Charter)

                         MuniYield Insured Fund, Inc.
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

(4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:
- ---------------
(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                         MUNIYIELD INSURED FUND, INC.
                                P.O. Box 9011
                       Princeton, New Jersey 08543-9011



                NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS
                              September 8, 1995



To The Stockholders of
 MuniYield Insured Fund, Inc.:



  Notice is hereby given that the 1995 Annual Meeting of Stockholders (the "Meeting") of MuniYield Insured Fund, Inc. (the "Fund") will be held at the offices of Merrill Lynch Asset Management, 800 Scudders Mill Road, Plainsboro, New Jersey, on Friday, September 8, 1995 at 9:00 A.M. for the following purposes:


    (1) To elect a Board of Directors to serve for the ensuing year;


    (2) To consider and act upon a proposal to ratify the selection of Deloitte & Touche LLP to serve as independent auditors of the Fund for its current fiscal year; and


    (3) To transact such other business as may properly come before the Meeting or any adjournment thereof.


  The Board of Directors has fixed the close of business on July 14, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.



  A complete list of the stockholders of the Fund entitled to vote at the Meeting will be available and open to the examination of any stockholder of the Fund for any purpose germane to the Meeting during ordinary business hours from and after August 25, 1995, at the office of the Fund, 800 Scudders Mill Road, Plainsboro, New Jersey. You are cordially invited to attend the Meeting. Stockholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for this purpose. The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund.


                                 By Order of the Board of Directors

                                 Mark B. Goldfus
                                 Secretary


Plainsboro, New Jersey
Dated: July  26, 1995

PROXY STATEMENT


                         MUNIYIELD INSURED FUND, INC.
                                P.O. Box 9011
                       Princeton, New Jersey 08543-9011



                     1995 Annual Meeting of Stockholders
                              September 8, 1995


                                 INTRODUCTION


  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of MuniYield Insured Fund, Inc., a Maryland corporation (the "Fund"), to be voted at the 1995 Annual Meeting of Stockholders of the Fund (the "Meeting"), to be held at the offices of Merrill Lynch Asset Management, L.P. ("MLAM"), 800 Scudders Mill Road, Plainsboro, New Jersey, on Friday, September 8, 1995 at 9:00 A.M. The approximate mailing date of this Proxy Statement is July 28, 1995.



  All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, proxies will be voted for the election of the Board of Directors to serve for the ensuing year, and for the ratification of the selection of independent auditors to serve for the Fund's current fiscal year. Any proxy may be revoked at any time prior to the exercise thereof by giving written notice to the Secretary of the Fund.



  The Board of Directors has fixed the close of business on July 14, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Stockholders on the record date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of July 14, 1995, the Fund had outstanding 45,187,339 shares of common stock, par value $.10 per share ("Common Stock"), and 12,800 shares of auction market preferred stock, par value $.05 per share and liquidation preference of $25,000 per share plus an amount equal to accumulated but unpaid dividends thereon ("AMPS"). To the knowledge of the Fund, as of July 14, 1995, no person is the beneficial owner of more than five percent of the outstanding shares of Common Stock or five percent of the outstanding AMPS.



  With respect to Item 1. Election of Directors, holders of AMPS, voting separately as a class, are entitled to elect the two Directors designated below and holders of AMPS and Common Stock, voting together as a class, are entitled to elect the remaining Directors. Assuming a quorum is present, (i) election of the two Directors to be elected by the holders of AMPS, voting separately as a class, will require the affirmative vote of the holders of a majority of the AMPS, represented at the Meeting and entitled to vote; (ii) election of the remaining Directors will require the affirmative vote of the holders of a majority of the Common Stock and the AMPS represented at the Meeting and entitled to vote, voting together as a single class; and (iii) approval of Item 2. Selection of Independent Auditors will require the affirmative vote of the holders of a majority of the Common Stock and the AMPS represented at the Meeting and entitled to vote, voting together as a single class.

  The Board of Directors of the Fund knows of no business other than that mentioned in Items 1 and 2 of the Notice of Meeting which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.


                        ITEM 1. ELECTION OF DIRECTORS

  At the Meeting, the Board of Directors will be elected to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. It is intended that all properly executed proxies will be voted (unless such authority has been withheld in the proxy) as follows:

    (1) All such proxies of the holders of AMPS, voting separately by class, in favor of the two (2) persons designated as Directors to be elected by holders of AMPS; and

    (2) All such proxies of the holders of AMPS and Common Stock, voting separately by class, in favor of the four (4) persons designated as Directors to be elected by holders of Common Stock.


  The Board of Directors of the Fund knows of no reason why any of these nominees will be unable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominee or nominees as the Board of Directors may recommend. As of July 14, 1995, no Director owned any AMPS.


  Certain information concerning the nominees, including their designated classes, is set forth as follows:

                                                                                                     Shares
                                                                                                  Beneficially
                                               Principal Occupations                                Owned at
    Name and Address of                        During Past Five Years            Director           July 14,
Nominee                      Age            and Public Directorships (1)            Since             1995
- --------------------------   ---    -------------------------------------------    ------   ----------------------
                                                                                             Common Stock     AMPS
                                                                                              -------------   -----
To Be Elected by Holders of AMPS, Voting Separately by Class
Walter Mintz (1) (2)          66    Special Limited Partner of Cumberland           1992           0            0
1114 Avenue of the                  Partners (investment partnership) since
Americas                            1982.
New York, New York 10036

Melvin R. Seiden (1) (2)      64    President of Silbanc Properties, Ltd. (real     1992           0            0
780 Third Avenue                    estate, investments and consulting) since
New York, New York 10017            1987; Chairman and President of Seiden & de
                                    Cuevas, Inc. (private investment firm) from
                                    1964 to 1987.

                                      2

To Be Elected by Holders of AMPS and Common Stock, Voting Together as a Single Class
Joe Grills (1) (2)            60    Member of the Committee of Investment of        1994           0            0
183 Soundview Lane                  Employee Benefit Assets of the Financial
New Canaan, Connecticut             Executives Institute ("CIEBA") since 1986,
06840                               member of CIEBA's Executive Committee since
                                    1988 and its Chairman from 1991 to 1992;
                                    Assistant Treasurer of International
                                    Business Machines Incorporated ("IBM") and
                                    Chief Investment Officer of IBM Retirement
                                    Funds from 1986 until 1993; Member of the
                                    Investment Advisory Committee of the State
                                    of New York Common Retirement Fund;
                                    Director, Duke Management Company.
Stephen B. Swensrud (1) (2)   62    Principal of Fernwood Associates (financial     1992           0            0
                                    consultants).
24 Federal Street
Boston, Massachusetts
02110
Harry Woolf (1) (2) (3)       71    Professor and former Director of the            1992           0            0
The Institute for Advanced          Institute for Advanced Study; Member of the
Study                               editorial boards of several publishers and
Olden Lane                          journals; Director, Alex. Brown Mutual
Princeton, New Jersey               Funds, ATL, Inc. and Spacelabs Medical,
08540                               Inc.
Arthur Zeikel (1)(4)          63    President and Chief Investment Officer of       1992           0            0

P.O. Box 9011                       Fund Asset Management, L.P. ("FAM") since
Princeton, New Jersey               1977; President of MLAM since 1977 and
08543-9011                          Director and Chief Investment Officer since
                                    1976; President and Director of Princeton
                                    Services, Inc. ("Princeton Services") since
                                    1993; Executive Vice President of Merrill
                                    Lynch & Co., Inc. ("ML & Co.") since 1990;
                                    Executive Vice President of Merrill Lynch,
                                    Pierce, Fenner & Smith Incorporated
                                    ("Merrill Lynch") since 1990; Senior Vice
                                    President of Merrill Lynch from 1985 to
                                    1990; Director of Merrill Lynch Funds
                                    Distributor, Inc. ("MLFD").

  (1) Each of the nominees is a director, trustee or member of an advisory board of certain other investment companies for which FAM or MLAM acts as investment adviser. See "Merrill Lynch Investment Company Directorships" below.
(2) Member of Audit Committee of the Board of Directors.
(3) Although if elected Harry Woolf's term will expire in 1996, under the Fund's current retirement policy, it is expected that Mr. Woolf will retire as a Director as of December 31, 1995.
(4) Interested person, as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), of the Fund.



  Committees and Board of Directors' Meetings. The Board of Directors has a standing Audit Committee, which consists of the Directors who are not "interested persons" of the Fund within the meaning of the Investment Company Act. The principal purpose of the Audit Committee is to review the scope of the annual audit conducted by the Fund's independent auditors and the evaluation by such auditors of the accounting procedures followed by the Fund. The non- interested Directors have retained independent legal counsel to assist them in connection with these duties. The Board of Directors does not have a nominating committee.



  During the fiscal year ended October 31, 1994, the Board of Directors held four meetings and the Audit Committee held four meetings. Each of the Directors then in office attended at least 75% of the total number of meetings of the Board of Directors. Each member of the Audit Committee then in office attended at least 75% of the meetings of the Audit Committee held during such period.


  Compliance with Section 16(a) of the Securities Exchange Act of
1934. Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Fund's officers, directors and persons who own more than ten percent of a registered class of the Fund's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Fund with copies of all Forms 3, 4 and 5 they file.


  Based solely on the Fund's review of the copies of such forms, and amendments thereto, furnished to it during or with respect to its most recent fiscal year, and written representations from certain reporting persons that they were not required to file Form 5 with respect to the most recent fiscal year, the Fund believes that all of its officers, directors, greater than ten percent beneficial owners and other persons subject to Section 16 of the Exchange Act because of the requirements of Section 30 of the Investment Company Act, i.e., any advisory board member, investment adviser or affiliated person of the Fund's investment adviser, have complied with all filing requirements applicable to them with respect to transactions during the Fund's most recent fiscal year except that a Form 3 disclosing that Elizabeth Griffin was elected a Senior Vice President of FAM on April 1, 1993 was not filed on a timely basis. A Form 3 was filed on behalf of Ms. Griffin on October 4, 1994.



  Interested Persons. The Fund considers Mr. Zeikel to be an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act as a result of the position he holds with FAM and its affiliates. Mr. Zeikel is the President of the Fund and the President and a Director of FAM and MLAM.



  Compensation of Directors. FAM, the investment adviser, pays all compensation of all officers of the Fund and all Directors of the Fund who are affiliated with ML&Co. or its subsidiaries. The Fund pays each Director not affiliated with the investment adviser a fee of $5,500 per year plus $250 per regular meeting attended, together with such Director's actual out-of-pocket expenses relating to attendance at meetings. The Fund also pays each member of its Audit Committee a fee of $3,000 per year plus $1,500 per meeting attended, together with such Director's out-of-pocket expenses relating to attendance at meetings. These fees and expenses aggregated $58,972 for the fiscal year ended October 31, 1994.



  The following table sets forth for the fiscal year ended October 31, 1994 compensation paid by the Fund to the non- affiliated Directors and, for the calendar year ending December 31, 1994, the aggregate compensation paid by all investment companies advised by FAM and its affiliate, MLAM ("FAM/MLAM Advised Funds"), to the non-affiliated Directors.

                                          Pension or           Total
                                          Retirement        Compensation
                                           Benefits        from Fund and
                          Aggregate    Accrued as Part    FAM/MLAM Advised
       Name of         Compensation        of Fund         Funds Paid to
       Director           From Fund        Expenses          Directors
- ---------------------     ----------    ---------------   ----------------
Joe Grills (1)             $15,500           None             $190,383
Walter Mintz (1)           $15,500           None             $157,325
Melvin R. Seiden (1)       $15,500           None             $157,325
Stephen B. Swensrud
  (1)                      $15,500           None             $165,325
Harry Woolf (1)            $15,500           None             $157,325

  (1) In addition to the Fund, the Directors serve on the boards of other FAM/MLAM Advised Funds as follows: Mr. Grills (37 funds); Mr. Mintz (37 funds); Mr. Seiden (37 funds); Mr. Swensrud (47 funds); and Mr. Woolf (37 funds).


  Officers of the Fund. The Board of Directors has elected seven officers of the Fund. The following sets forth information concerning each of these officers:

                                                                                               Officer
Name and Principal Occupation                                        Office              Age    Since
- -------------------------------------------------------    ---------------------------    --   -------
Arthur Zeikel                                              President                     63    1992
President and Chief Investment Officer of FAM since
  1977; President of MLAM since 1977 and Chief
  Investment Officer since 1976; Director of Princeton
  Services since 1993; Executive Vice President of ML &
  Co. since 1990; Executive Vice President of Merrill
  Lynch since 1990; Senior Vice President from 1985 to
  1990; Director of MLFD since 1991.
Terry K. Glenn                                             Executive Vice President      54    1992
Executive Vice President of FAM and MLAM since 1983;
  Executive Vice President and Director of Princeton
  Services since 1993; President of MLFD since 1986 and
  Director since 1991; President of Princeton
  Administrators, L.P. since 1988.
Vincent R. Giordano                                        Vice President                50    1992
Senior Vice President of FAM and MLAM since 1984 and
  Vice President of MLAM from 1980 to 1984; Portfolio
  Manager of FAM and MLAM since 1977; Senior Vice
  President of Princeton Services since 1993.
Kenneth A. Jacob                                           Vice President                44    1992
Vice President of FAM and MLAM since 1984; employed by
  MLAM since 1978.
Donald C. Burke                                            Vice President                35    1993
Vice President and Director of Taxation of MLAM since
  1990; Tax Manager at Deloitte & Touche from 1982 to
  1990.

                                      5

Gerald M. Richard                                          Treasurer                     46    1992
Senior Vice President and Treasurer of FAM and MLAM
  since 1984; Treasurer of MLFD since 1984 and Vice
  President since 1981.
Mark B. Goldfus                                            Secretary                     48    1992
Vice President of FAM and MLAM since 1985.

  Stock Ownership. At July 14, 1995, the Directors and officers of the Fund as a group (12 persons) owned an aggregate of less than 1/4 of 1% of the Common Stock of the Fund outstanding at such date. At such date, Mr. Zeikel, a Director of the Fund, and the officers of the Fund owned an aggregate of less than 1/4 of 1% of the outstanding shares of common stock of ML & Co.


                  ITEM 2. SELECTION OF INDEPENDENT AUDITORS


  The Board of Directors of the Fund, including a majority of the Directors who are not interested persons of the Fund, has selected the firm of Deloitte & Touche LLP ("D&T"), Independent Auditors, to examine the financial statements of the Fund for the current fiscal year. The Fund knows of no direct or indirect financial interest of D&T in the Fund. Such appointment is subject to ratification or rejection by the stockholders of the Fund. Unless a contrary specification is made, the accompanying proxy will be voted in favor of ratifying the selection of such auditors.


  D&T also acts as independent auditors for ML & Co. and all of its subsidiaries and for most other investment companies for which FAM or MLAM acts as investment adviser. The fees received by D&T from these other entities are substantially greater, in the aggregate, than the total fees received by it from the Fund. The Board of Directors of the Fund considered the fact that D&T has been retained as the independent auditors for ML & Co. and the other entities described above in its evaluation of the independence of D&T with respect to the Fund.


  Representatives of D&T are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and to respond to questions from stockholders.


                            ADDITIONAL INFORMATION

  The expenses of preparation, printing and mailing of the enclosed form of proxy and accompanying Notice and Proxy Statement will be borne by the Fund. The Fund will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the shares of the Fund. The Fund may also hire proxy solicitors at the expense of the Fund.

  In order to obtain the necessary quorum at the Meeting (i.e., a majority of the shares of each class of the Fund's securities entitled to vote at the Meeting, present in person or by proxy), supplementary solicitation may be made by mail, telephone, telegraph or personal interview by officers of the Fund. It is anticipated that the cost of such supplementary solicitation, if any, will be nominal.

  The Directors are to be elected by class vote, two Directors being elected by the holders of AMPS and the remaining Directors by the holders of AMPS and Common Stock, voting together as a single class. The affirmative vote of the holders of a majority of the AMPS, present in person or by proxy, at a meeting at which a quorum is duly constituted, voting separately as a class, is required for the election of the two (2) persons designated as Directors to be elected by the holders of AMPS. The affirmative vote of the holders of a majority of the AMPS and the Common Stock, present in person or by proxy, at a meeting at which a quorum is duly constituted, voting together as a single class, is required for the election of the remaining Directors (Item 1). The proposal to ratify the selection of the Fund's independent auditors (Item 2) may be approved by the affirmative vote of the holders of a majority of the Common Stock and the AMPS, present in person or by proxy, at a meeting at which a quorum is duly constituted, voting together as a single class.


  Broker-dealer firms, including Merrill Lynch, holding Fund shares in "street name" for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on each Item before the Meeting. The Fund understands that, under the rules of the New York Stock Exchange, such broker-dealer firms may, without instructions from their customers and clients, grant authority to the proxies designated to vote on the election of Directors (Item 1) and ratification of the selection of independent auditors (Item 2) if no instructions have been received prior to the date specified in the broker-dealer firm's request for voting instructions. Accordingly, the Fund will include shares held of record by broker-dealers as to which such authority has been granted in its tabulation of the total number of votes present for purposes of determining whether the necessary quorum of stockholders exists. Proxies which are returned but which are marked "abstain" or on which a broker-dealer has declined to vote on any proposal ("broker non-votes") will be counted as present for the purposes of a quorum. Merrill Lynch has advised that it intends to exercise discretion over shares held in its name for which no instructions are received by voting such shares in the same proportion as it has voted shares for which it has received instructions. Abstentions and broker non-votes will not be counted as votes cast. Abstentions and broker non-votes, therefore, will have no effect on the vote on Item 1 or Item 2.



Address of Investment Adviser


  The principal office of FAM is located at 800 Scudders Mill Road, Plainsboro, New Jersey 08536.


Annual Report Delivery



  The Fund will furnish, without charge, a copy of its annual report for the fiscal year ended October 31, 1994 to any stockholder upon request. Such requests should be directed to MuniYield Insured Fund, Inc., P.O. Box 9011, Princeton, New Jersey 08543-9011, Attention: Mark B. Goldfus, Secretary or to 1-800-456-4587 ext. 123.


Stockholder Proposals


  If a stockholder intends to present a proposal at the 1996 Annual Meeting of Stockholders of the Fund, which is anticipated to be held in September 1996, and desires to have the proposal included in the Fund's proxy statement and form of proxy for that meeting, the stockholder must deliver the proposal to the offices of the Fund by March 28, 1996.


                                 By Order of the Board of Directors

                                 Mark B. Goldfus
                                   Secretary


Dated: July 26, 1995